Exhibit 10.2
Form of Option Agreement

OPTION GRANT NOTICE
UNDER THE
NATIONAL VISION HOLDINGS, INC.
2017 OMNIBUS INCENTIVE PLAN

National Vision Holdings, Inc. (the “Company”), pursuant to its 2017 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Options (each Option representing the right to purchase one share of Common Stock) set forth below, at an Exercise Price per share of Common Stock as set forth below. The Options are subject to all of the terms and conditions as set forth herein, in the Option Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[], 2019

Number of Options:	[Insert No. of Options Granted]

Exercise Price:	$[Insert Exercise Price][1]

Option Period Expiration Date:	Ten (10) years from Date of Grant

Type of Option:	Nonqualified Stock Option

Vesting Schedule:	Provided the Participant has not undergone a Termination prior to the time of each applicable vesting date (or event) (each, a “Vesting Date”):

•
One-third (1/3) of the Options (rounded down to the nearest whole share underlying such Option) will vest and become exercisable on [the first (1st) anniversary of the Date of Grant][October 26, 2019][2];

•	One-third (1/3) of the Options (rounded down to the nearest whole share underlying such Option) will vest and become exercisable on the second (2nd) anniversary of the Date of Grant; and

•	Any Options that are not vested and exercisable as of the third (3rd) anniversary of the Date of Grant will vest and become exercisable on the third (3rd) anniversary of the Date of Grant.
Notwithstanding the foregoing, in the event (i) that the Participant undergoes a Qualifying Termination (other than within the two (2)-year period following a Change in Control) or (ii) of the Participant’s Termination due to Retirement, a number of Options equal to the number of Options that would have become vested on the next Vesting Date following the date of such Termination multiplied by a fraction, the numerator of which is the number of days that the Participant is employed by the Service Recipient from the most recent Vesting Date

1 To equal Fair Market Value on the Date of Grant.
2 Note: October 26, 2019 date to be used for awards to Directors, DMs , and any other individual whom the Board designates.

to the date of Termination and the denominator of which shall equal three hundred and sixty-five (365) (rounded down to the nearest whole share underlying such Option).
In addition, in the event (i) of a Qualifying Termination within the two (2)-year period following a Change in Control or (ii) that the Participant undergoes a Termination as a result of the Participant’s death or Disability, the Participant shall fully vest in the Participant’s Options to the extent not then vested or previously forfeited.

[Signatures to appear on following page]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN.

NATIONAL VISION HOLDINGS, INC.

________________________________
By:
Title:

PARTICIPANT3

________________________________

[Signature Page to Option Award]

3To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

OPTION AGREEMENT
UNDER THE
NATIONAL VISION HOLDINGS, INC.
2017 OMNIBUS INCENTIVE PLAN
Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Option Agreement”) and the National Vision Holdings, Inc. 2017 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), National Vision Holdings, Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one share of Common Stock), at an Exercise Price per share as provided in the Grant Notice. The Company may make one or more additional grants of Options to the Participant under this Option Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Option Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Options hereunder and makes no implied promise to grant additional Options.
2. Vesting. Subject to the conditions contained herein and in the Plan, the Options shall vest as provided in the Grant Notice.
3. Exercise of Options Following Termination. Unless otherwise provided by the Committee, in the event of Participant’s Termination: (a) by the Service Recipient for Cause, all outstanding Options shall immediately terminate and expire; (b) due to death or Disability, except as set forth in the Grant Notice, each outstanding unvested Option shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period); and (c) for any other reason, except as set forth in the Grant Notice, each outstanding unvested Option shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).
4. Method of Exercising Options. The Options may be exercised by the delivery of notice of the number of Options that are being exercised accompanied by payment in full of the Exercise Price applicable to the Options so exercised. Such notice shall be delivered either (a) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the General Counsel; or (b) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either (a) or (b), as communicated to the Participant by the Company from time to time. Payment of the aggregate Exercise Price may be made using any of the methods described in Section 7(d)(i) or (ii) of the Plan; provided, that the Participant shall obtain written consent from the Committee prior to (i) the use of the method described in Section 7(d)(ii)(A) or, (ii) to the extent that the “net exercise” procedure described in Section 7(d)(ii)(C) of the Plan is used, prior to having such net exercise apply to applicable withholding taxes.
5. Issuance of Shares. Following the exercise of an Option hereunder, as promptly as practical after receipt of such notification and full payment of such Exercise Price and any required income or other tax withholding amount (as provided in Section 9 hereof), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of shares with respect to which the Options have been so exercised, and shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares to be credited to the Participant’s account at the third-party plan administrator.
6. Definitions.
(a) The term “Company” as used in this Option Agreement with reference to employment shall include the Company and its Subsidiaries.
(b) The term “Good Reason” as used in this Option Agreement shall mean, without the Participant’s prior written consent, the occurrence of any one or more of the following that constitutes a material negative change to the Participant in the service relationship with the Company, or any of its Service Recipients, as applicable: (i) a reduction in the Participant’s annual rate of base salary, (ii) the relocation of the principal place of the Participant’s employment to a location more than fifty (50) miles away, or (iii) the significant diminution of the Participant’s duties and responsibilities. The Participant must make a claim for Good Reason within ninety (90) days following the occurrence of the event giving rise to the claim and terminate employment no later than one hundred fifty (150) days after the event giving rise to the claim first occurs, or the Participant waives the Participant’s right to claim Good Reason as a result of the event. No Good Reason will exist if the Company cures any of the foregoing within thirty (30) days after the Participant claims Good Reason.
(c) Whenever the word “Participant” is used in any provision of this Option Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
(d) The term “Qualifying Termination” as used in this Option Agreement shall mean a Participant’s Termination by the Service Recipient without Cause or by the Participant with Good Reason.
(e) The term “Retirement” as used in this Option Agreement shall mean the Participant’s voluntary resignation from employment, other than while grounds for Cause exist, when (i) (x) the Participant’s age is at least sixty (60) years old and (y) the Participant’s number of years of service with the Company and its predecessors is at least ten (10) years or (2) the Participant’s age is at least sixty five (65) years old.
7. Non-Transferability. The Options are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.
8. Rights as Stockholder. The Participant or a Permitted Transferee of the Options shall have no rights as a stockholder with respect to any share of Common Stock covered by an Option until the Participant or the Permitted Transferee shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant or the Permitted Transferee shall become the holder of record or the beneficial owner thereof.
9. Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof.

10. Notice. Every notice or other communication relating to this Option Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
11. No Right to Continued Service. This Option Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.
12. Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
13. Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Option Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
14. Clawback/Forfeiture. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Option Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Options shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.
15. Governing Law. This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Option Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
16. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Option Agreement (including the Grant Notice), the Plan shall govern and control.